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                                                                  Exhibit 99

[ZOLTEK logo]


FOR IMMEDIATE RELEASE                             NASDAQ NMS SYMBOL:  "ZOLT"
---------------------                             ------------------  ------

                  ZOLTEK REPORTS STRONG CARBON FIBER GAINS

         ST. LOUIS, MISSOURI -- AUGUST 16, 2004 -- Zoltek Companies, Inc. today reported its second consecutive quarter of significant increases in carbon fiber sales and improved operating results.

         For the three months ended June 30, Zoltek's total revenues were $17.4 million, compared to $15.8 million in the third quarter of fiscal 2003, an increase of 10%. However, sales of carbon fibers - Zoltek's core products - were up $3.0 million, or approximately 45%, more than offsetting a $1.6 million decline in non-core operations (production of acrylic and nylon fibers for the textile markets at Zoltek's facilities in Hungary). The increased sales in the carbon fibers and technical fibers business units resulted in an approximate 30% reduction in the overall operating loss reported by the Company from a loss of $2.6 million in the third quarter of 2003 to a loss of $1.8 million in the third quarter of 2004.

         Also during the third quarter of 2004, the Company experienced its second sequential quarter of significant growth in customer demand for its carbon fibers. Sales increased $3.9 and $1.4 million over the first and second quarters of 2004, respectively. The improved sales in the carbon fibers segment resulted in an improvement in the overall operating loss reported by the Company from a loss of $3.2 million in the first quarter to a loss of $2.5 million in the second quarter to a loss of $1.8 million in the third quarter of 2004.

         For the nine months ended June 30, 2004, Zoltek's total revenues were $46.6 million, compared to $48.8 million in the corresponding period of fiscal 2003, a decline of 4%. However, over the first nine months of the current year, carbon fiber sales were up approximately 15%, which improved the overall operating loss by 13%.

         "Over the past two quarters, we have seen positive and clear evidence of long-term change in the marketplace for carbon fibers," said Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer. "The recent developments are exciting. We are in the early stages of what we believe will be an extended period of rapid growth in demand for low-cost, high-performance carbon fibers geared to commercial applications."



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Zoltek Reports Strong Carbon Fiber Gains
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August 16, 2004


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         Rumy noted that Zoltek was in the process of starting up five installed carbon fiber production lines in its Abilene, Texas facility to supply existing orders and commitments. Zoltek is also planning to make new additions to capacity in the U.S. and Hungary in 2005 and beyond.

         Rumy said that management's efforts to exit non-core businesses will be accelerated. "We are selling inventory and shutting down capacity in the nylon fiber operations and exiting from the acrylic textile fiber business to prepare our acrylic facilities for the manufacturing of precursor for the carbon fibers. These non-core legacy businesses are the by-product of an earlier strategic acquisition," Rumy said. "We expect that winding down these ancillary, unprofitable lines of business ultimately will have a positive effect on our future results. Even more importantly, however, we will concentrate all of our efforts in carbon fibers and technical fibers as we seek to build on our significant recent improvements in this business on both the top and bottom lines."

         Zoltek Companies, Inc. will host a conference call to review third quarter 2004 results and answer questions on Tuesday, August 24, at 10:00 am CT. The conference dial-in number is (913) 981-5501. The confirmation code is 964131. Individuals who wish to participate should dial in 5 to 10 minutes prior to the scheduled start time.


                      FOR FURTHER INFORMATION CONTACT:

                    ZSOLT RUMY, CEO OR KEVIN SCHOTT, CFO
                             3101 MCKELVEY ROAD
                             ST. LOUIS, MO 63044
                               (314) 291-5110

This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: return to operating on a profitable basis; obtain a waiver of its debt covenants and otherwise comply with its obligations under its credit agreements; refinance those agreements at their maturity dates; increase production capacity to meet increased orders on a timely and profitable basis; manage its excess carbon fiber production capacity and inventory levels; continue investing in application and market development; manufacture low-cost carbon fibers and profitably market them at decreasing price points and penetrate existing, identified and emerging markets, as well as other matters discussed herein. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Zoltek is an applied technology and materials company. Zoltek's Carbon Fiber Business Unit is primarily focused on the manufacturing and application of carbon fibers used as reinforcement material in composites, oxidized acrylic fibers for heat/fire barrier applications and aircraft brakes, and composite design and engineering to support the Company's materials business. Zoltek's Hungarian-based Specialty Products Business Unit manufactures and markets acrylic fibers, nylon products and industrial materials.




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Zoltek Reports Strong Carbon Fiber Gains
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
                                                ZOLTEK COMPANIES, INC.
                                              SUMMARY FINANCIAL RESULTS
                                     (Amounts In Thousands Except Per Share Data)
                                                     (Unaudited)

                                                                                           Three Months Ended
                                                                                                 June 30

                                                                                        2004                 2003
                                                                                    ---------------------------------
Net sales...........................................................................$     17,361          $    15,847
Cost of sales, excluding available unused capacity costs............................      15,313               13,934
Available unused capacity costs.....................................................         952                1,481
Application and development costs...................................................         786                  865
Operating loss......................................................................      (1,848)              (2,586)
Income tax expense..................................................................         135                  101
Net loss............................................................................      (3,538)              (3,789)

Net loss per share:
         Basic and diluted loss per share...........................................$      (0.22)         $     (0.23)
                                                                                    ============          ===========
Weighted average common and
 common equivalent shares outstanding...............................................      16,407               16,302

                                                                                            Nine Months Ended
                                                                                                 June 30

                                                                                        2004                 2003
                                                                                    ---------------------------------
Net sales...........................................................................$     46,619          $    48,750
Cost of sales, excluding available unused capacity costs............................      41,853               43,090
Available unused capacity costs.....................................................       3,638                4,238
Application and development costs...................................................       2,290                2,669
Operating loss......................................................................      (7,506)              (8,617)
Income tax expense..................................................................         324                   58
Net loss............................................................................     (11,074)             (11,242)

Net loss per share:
  Basic and diluted loss per share..................................................$      (0.68)         $     (0.69)
                                                                                    ============          ===========
Weighted average common and
  common equivalent shares outstanding..............................................      16,353               16,299



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